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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): July 23, 2007

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)



               Delaware                                                                      76-0515284
    (State or other jurisdiction of                     1-12387                   (I.R.S. Employer of Incorporation
     incorporation or organization)            (Commission File Number)                  Identification No.)
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         500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS            60045
           (Address of Principal Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code: (847) 482-5000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On July 23, 2007, Tenneco Inc. announced that it will restate its previously reported financial results primarily to correct the accounting for interest rate swaps that the company entered into in 2004. The restatement will impact the years ended December 31, 2004, 2005 and 2006 and the quarters ended
March 31, 2006 and 2007, June 30, 2006 and September 30, 2006. A copy of the company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
          AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         On July 23, 2007, Tenneco Inc. announced that it will restate its previously reported financial results primarily to correct the accounting for interest rate swaps that the company entered into in 2004. As described in the attached press release, the company has determined that it was not eligible to use the so-called "short-cut" method of fair value hedge accounting for these swaps under Statement of Financial Accounting Standards (SFAS) No.133,
"Accounting for Derivative Instruments and Hedging Activities." On July 23,
2007, the Audit Committee of the company's Board of Directors, upon management's recommendation, concluded that the company's previously issued financial statements for the years ended December 31, 2004, 2005 and 2006 and for the quarters ended March 31, 2006 and 2007, June 30, 2006 and September 30, 2006, as well as any related reports of Deloitte & Touche LLP, the company's independent registered public accounting firm, covering those periods, should no longer be relied upon.

         As a result, Tenneco will discontinue accounting for the swaps as hedges. Instead, the company will record the changes in the fair value of the interest rate swaps as increases or decreases to interest expense in each period, without recording an offset for changes in the fair value of the underlying debt. The fair value of these swaps has been disclosed in the footnotes to the financial statements each quarter since the swaps' inception.

         Tenneco's change to mark-to-market accounting for the interest rate swaps will increase the company's pre-tax interest expense by $1 million in 2004, $5 million in 2005, $1 million in 2006 and decrease pre-tax interest in the first quarter of 2007 by $1 million. As part of the restatement process, Tenneco will also reflect other accounting adjustments, the cumulative effect of which the company currently estimates will not be significant. For example, one adjustment will be to move the accounting charge taken for employee stock options in the fourth quarter of 2006 to earlier periods to which it relates.
The company is still completing its analysis of these adjustments and the final results will be reflected in Tenneco's restated financial statements that it expects to file in August 2007.

         As previously discussed in SEC filings, the company is in the course of strengthening its internal processes for income taxes, which includes a detailed reconciliation of its deferred tax balances. At this point, the company cannot determine the impact of this reconciliation. The results of this reconciliation of deferred tax balances will be reflected in Tenneco's restated financial statements that it expects to file in August 2007.

         The company will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2006 which will contain restated results for the years ended December 31, 2004, 2005 and 2006. The company will also file an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 which will contain restated results for the quarters ended March 31, 2006 and 2007. The company anticipates filing these amendments in August 2007. The restated results for the quarters ended June 30, 2006 and September 30, 2006 will be included in the company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007, respectively.



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         Management and the Audit Committee of the company's Board of Directors has each discussed the matters disclosed in this Current Report on Form 8-K with
Deloitte & Touche LLP.

         The company will discuss the attached press release and this Current
Report on Form 8-K during its second quarter 2007 financial results conference call on Thursday, July 26, 2007 at 10:30 am EDT. The dial-in number is 888-790-1408 (domestic) or 773-756-0157 (international). The passcode is
TENNECO.

         A copy of the company's press release is attached hereto as Exhibit
99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.     Description

99.1            Press release issued July 23, 2007


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TENNECO INC.


Date:  July 23, 2007                   By: /s/ KENNETH R. TRAMMELL
                                           -----------------------------
                                           Kenneth R. Trammell
                                           Executive Vice President and Chief
                                           Financial Officer